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PhaseBio Pharmaceuticals, Inc.

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1 Great Valley Parkway, Suite 30
Malvern, Pennsylvania 19355
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 3, 2021
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of PHASEBIO PHARMACEUTICALS, INC., a Delaware corporation (the “Company”). The meeting will be held on Thursday, June 3, 2021 at 1:00 p.m., Eastern Time and, in light of public health concerns regarding the COVID-19 pandemic, will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online, for the following purposes:
1.    To elect the Board's nominees, Nancy J. Hutson, Caroline M. Loewy and Alex C. Sapir, to the Board of Directors to hold office until the 2024 Annual Meeting of Stockholders.
2.    To approve the Company's 2018 Equity Incentive Plan, as amended, to increase the automatic increase to the share reserve that occurs on January 1st of each calendar year until (and including) January 1, 2028 from 3% to 4% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year.
3.    To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021.
4.    To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The meeting can be accessed by visiting http://www.proxydocs.com/PHAS and entering the control number included in the proxy card in the enclosed proxy materials. To attend the meeting you must pre-register at http://www.proxydocs.com/PHAS. You will not be able to attend the meeting in person.
The record date for the Annual Meeting is April 9, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Stockholders' Meeting to Be
Held on June 3, 2021 at 1:00 p.m., Eastern Time.
The proxy statement and annual report to stockholders
are available at http://www.proxydocs.com/PHAS.
By Order of the Board of Directors,

Kristopher L. Hanson
Vice President, Head of Legal and Corporate Secretary
Malvern, PA
April 28, 2021

You are cordially invited to attend the virtual Annual Meeting. You will not be able to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote online if you attend the virtual Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

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PHASEBIO PHARMACEUTICALS, INC.
1 Great Valley Parkway, Suite 30
Malvern, Pennsylvania 19355
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
June 3, 2021
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors of PhaseBio Pharmaceuticals, Inc. (sometimes referred to as the “Company” or “PhaseBio”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to mail these proxy materials on or about April 30, 2021 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The Annual Meeting will be a virtual stockholder meeting held on Thursday, June 3, 2021 at 1:00 p.m., Eastern Time, through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting http://www.proxydocs.com/PHAS and entering the control number included in the proxy card in the enclosed proxy materials. To attend the meeting you must pre-register at http://www.proxydocs.com/PHAS. We recommend that you log on a few minutes before the Annual Meeting to ensure that you are logged in when the meeting begins. To access the meeting, follow the instructions you will receive in subsequent emails you receive after registration. Information on how to vote online during the Annual Meeting is discussed below.
We have decided to hold a virtual stockholder meeting due to the ongoing public health impact of the COVID-19 pandemic, to protect the health and safety of our stockholders and employees and to facilitate stockholder participation in the Annual Meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will not be able to attend the Annual Meeting in person.
We encourage you to access the annual meeting before it begins. You may access the Annual Meeting approximately 15 minutes before the meeting start time by following the instructions you will receive by email after successfully registering to attend.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 9, 2021 will be entitled to vote at the Annual Meeting. On this record date, there were 47,952,033 shares of common stock outstanding and entitled to vote. Whether or not you participate in the annual meeting, it is important that you vote your shares.

Stockholder of Record: Shares Registered in Your Name
If on April 9, 2021 your shares were registered directly in your name with PhaseBio’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or through the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 9, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the Annual Meeting. Further instructions will be provided to you as part of the registration process.
What am I voting on?
There are three matters scheduled for a vote:
•Election of three directors (Proposal 1);
•Approval of the Company's 2018 Equity Incentive Plan, as amended, to increase the automatic increase to the share reserve that occurs on January 1st of each calendar year until (and including) January 1, 2028 from 3% to 4% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year (Proposal 2); and
•Ratification of selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021 (Proposal 3).
What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposals 2 and 3, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online during the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote online during the meeting even if you have already voted by proxy.

•To vote online during the meeting, access the Annual Meeting materials by following the instructions you will receive in your email and submit an electronic ballot during the meeting.
•To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-866-206-4667 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. To ensure your vote is counted, your telephone vote must be received either before the Annual Meeting begins at 1:00 p.m., Eastern Time on June 3, 2021 or, if you are attending the meeting, before the polls close during the meeting.
•To vote through the internet, go to http://www.proxypush.com/PHAS to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. To ensure your vote is counted, your internet vote must be received either before the Annual Meeting begins at 1:00 p.m., Eastern Time on June 3, 2021 or, if you are attending the meeting, before the polls close during the meeting.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from PhaseBio. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote online during the Annual Meeting, you may be required to obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form. You must also register to attend the meeting at http://www.proxydocs.com/PHAS using the control number as provided by your broker, bank, or other agent and follow the instructions you will receive by email after successfully registering to attend the meeting.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you held as of April 9, 2021.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online during the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director, “For” the approval of the Company's 2018 Equity Incentive Plan, as amended, to increase the automatic increase to the share reserve that occurs on January 1st of each calendar year until (and including) January 1, 2028 from 3% to 4% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year and “For” the ratification of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under stock exchange rules, brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under such rules, but not with respect to “non-routine” matters. Proposals 1 and 2 are considered to be “non-routine” under such rules, meaning that your broker may not vote your shares on these proposals in the absence of your voting instructions. However, Proposal 3 is considered to be “routine” under such rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 3.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1 Great Valley Parkway, Suite 30, Malvern, Pennsylvania, 19355.
•You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 29, 2021 to 1 Great Valley Parkway, Suite 30, Malvern, Pennsylvania. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2022 Annual Meeting of Stockholders, you must deliver your notice to our Corporate Secretary at the address above between February 3, 2022 and March 5, 2022. Your notice to the Corporate Secretary must set forth information specified in our Bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.
If you propose to bring business before an Annual Meeting of Stockholders other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before such Annual Meeting and the reasons for conducting that business at the Annual Meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition, (5) a statement as to whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors and (6) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated under the Exchange Act, including the person's written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder's understanding of the independence, or lack of independence, of the proposed nominee.
For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.4 to our Registration Statement on Form S-1 (File No. 333-227474), filed with the SEC on October 5, 2018.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count: with respect to Proposal 1, votes “For,” “Withhold” and broker non-votes; and, with respect to Proposals 2 and 3, votes “For,” “Against” and abstentions. Broker non-votes on Proposals 1 and 2 will have no effect and will not be counted towards the vote totals for these proposals. We do not expect broker non-votes on Proposal 3. Abstentions on Proposals 2 and 3 will be counted towards the vote totals for these proposals and will have the same effect as “Against” votes.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under stock exchange rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposals 1 and 2 are considered to be “non-routine” under such rules and we therefore expect broker non-votes on these proposals. However, because Proposal 3 is considered “routine” under such rules, we do not expect broker non-votes on this proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.
To be approved, Proposal 2, approval of the Company's 2018 Equity Incentive Plan, as amended, to increase the automatic increase to the share reserve that occurs on January 1st of each calendar year until (and including) January 1, 2028 from 3% to 4% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year, must receive "For" votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.
To be approved, Proposal 3, ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021, must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Since brokers have authority to vote on your behalf with respect to Proposal 3, we do not expect broker non-votes on this proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting or represented by proxy. On the record date, there were 47,952,033 shares outstanding and entitled to vote. Thus, the holders of 23,976,017 shares must be present or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How do I ask a question at the Annual Meeting?
Only stockholders of record as of April 9, 2021 may submit questions or comments at the Annual Meeting. If you would like to submit a question, you may do so by joining the virtual meeting at http://www.proxydocs.com/PHAS and typing your question in the box in the meeting portal.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to the start of the Annual Meeting. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that such remarks are respectful of your fellow stockholders and meeting participants. Our management may group questions by topic with a representative question read aloud and answered. In addition, questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker's own personal, political or business interests. Questions will be addressed in the “Question and Answer” portion of the Annual Meeting.

What do I do if I have technical difficulties in connection with the Annual Meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided in the email you will receive prior to the meeting. Technical support will be available beginning approximately one hour prior to the meeting on June 3, 2021.
Will a list of record stockholders as of the record date be available?
A list of our record stockholders as of the close of business on the record date will be made available to stockholders during the meeting. In addition, for the ten days prior to the date of the annual meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning May 24, 2021, and until the meeting, stockholders should email IR@phasebio.com.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
The proxy statement, Form 10-K and annual report to stockholders are available at http://www.proxydocs.com/PHAS.

PROPOSAL 1
ELECTION OF DIRECTORS
PhaseBio’s Board of Directors is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board of Directors presently has eight members. There are three directors in the class whose term of office expires in 2021. Each of the nominees listed below, except for Mr. Sapir, is currently a director of the Company who was previously elected by the stockholders. Mr. Sapir was appointed to the Board by the Board of Directors in February 2020 upon the recommendation of one of our directors. If elected at the Annual Meeting, each of these nominees would serve until the 2024 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite and encourage directors and nominees for director to attend each Annual Meeting of Stockholders. All of the Company's directors attended the 2020 Annual Meeting of Stockholders.
Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by PhaseBio. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
CLASS III NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2024 ANNUAL MEETING
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee of the Board of Directors to recommend that person as a nominee for director.
The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the Committee also takes into account gender, age, and ethnic diversity. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Committee to believe that that nominee should continue to serve on the Board.
Nancy J. Hutson, age 71
Nancy J. Hutson has served as a member of our Board of Directors since March 2018. Dr. Hutson retired in 2006 as the senior vice president of global research and development at Pfizer Inc. Dr. Hutson has served on the boards of directors of BioCryst Pharmaceuticals, Inc. since January 2012, Endo International plc since February 2014 and Clearside Biomedical, Inc. since April 2020. Dr. Hutson received a B.A. in general biology from Illinois Wesleyan University and a Ph.D. in physiology and biochemistry from Vanderbilt University. Our Board of Directors believes that Dr. Hutson is qualified to serve as a director based on her more than 30 years of experience in the pharmaceutical industry and her extensive experience in drug research and development.
Caroline M. Loewy, age 54
Caroline M. Loewy has been a member of our Board of Directors since July 2018. Ms. Loewy is a consultant providing strategic advisory services for biopharmaceutical companies, a position she has held since February 2014. She was a co-founder and served as the chief business officer and chief financial officer at Achieve Life Sciences from September 2015 to August 2017, when it was acquired by OncoGenex Pharmaceuticals, Inc. Ms. Loewy has served as a member of the boards of directors of CymaBay Therapeutics since December 2016 and Aptose Biosciences since April 2018, Zogenix, Inc. since September 2020 and Locust Walk Acquisition Corp. since January 2021. Ms. Loewy received a B.A. from the University of California, Berkeley, and an M.B.A./M.S. from Carnegie Mellon University. Our Board of Directors believes that Ms. Loewy is qualified to serve as a director based on her financial expertise as a former chief financial officer as well as her extensive experience in the biopharmaceutical industry.
Alex C. Sapir, age 54
Alex C. Sapir has been a member of our Board of Directors since February 2020. Mr. Sapir has served as chief executive officer and a member of the board of directors of ReViral Ltd. since June 2019. Mr. Sapir served as the president and chief executive officer of Dova Pharmaceuticals Inc. from January 2017 to December 2018 and as a member of the board of directors from March 2017 to April 2019. From 2006 to 2016, Mr. Sapir served as executive vice president, marketing and sales for United Therapeutics Corporation. Mr. Sapir received a B.A. in economics from Franklin and Marshall College and an M.B.A. from Harvard Business School. Our Board of Directors believes that Mr. Sapir is qualified to serve as a director because of his extensive pharmaceutical experience, including with respect to sales and marketing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING
Edmund P. Harrigan, age 68
Edmund P. Harrigan has served as a member of our Board of Directors since December 2018. Dr. Harrigan has served as a member of the boards of directors of ACADIA Pharmaceuticals, Inc. since November 2015, and Incyte Corporation since December 2019. He previously served as a member of the boards of directors of Karuna Therapeutics, Inc. from March 2011 to December 2020 and Bellicum Pharmaceuticals, Inc. from February 2018 to December 2019. From 2012 until his retirement in 2015, Dr. Harrigan served as vice president of worldwide safety and regulatory at Pfizer Inc. Dr. Harrigan received a B.A. from St. Anselm College and an M.D. from the University of Massachusetts at Worcester. Our Board of Directors believes that Dr. Harrigan is qualified to serve as a director based on his extensive pharmaceutical experience in global research and development, regulatory affairs and business development.
Peter Justin Klein, age 43
Peter Justin Klein has served as a member of our Board of Directors since December 2009. Dr. Klein currently serves as a managing director of Vensana Capital Management, LLC, a position he has held since December 2018. Dr. Klein previously served as a partner at New Enterprise Associates, Inc. from February 2012 to December 2018. He has served on the board of directors of Senseonics Holdings, Inc. since December 2015. Dr. Klein received an

A.B. in economics and a B.S. in biological anthropology and anatomy from Duke University, a J.D. from Harvard Law School and an M.D. from Duke University. Our Board of Directors believes that Dr. Klein is qualified to serve as a director based on his extensive experience in the healthcare industry.
Richard A. van den Broek, age 55
Richard A. van den Broek has served as a member of our Board of Directors since February 2019. Mr. van den Broek currently serves as managing partner of HSMR Advisors, LLC, a position he has held since February 2004. He has served on the board of directors of Pulse Biosciences, Inc. since September 2020 and previously served on the board of directors of Celldex Therapeutics, Inc. from December 2014 to December 2016. Mr. van den Broek received an A.B. from Harvard University and is a Chartered Financial Analyst. Our Board of Directors believes that Mr. van den Broek is qualified to serve as a director based on his extensive experience in the biotechnology sector and deep understanding of the global pharmaceutical market.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING
Jonathan P. Mow, age 56
Jonathan P. Mow has served as our Chief Executive Officer and a member of our Board of Directors since September 2014. Mr. Mow received a B.S. in mechanical engineering from the University of California, Berkeley and an M.B.A. from Carnegie Mellon University. Our Board of Directors believes that Mr. Mow is qualified to serve as a director based on his role as our Chief Executive Officer and his extensive management experience in the pharmaceutical industry.
Clay B. Thorp, age 52
Clay B. Thorp co-founded our company in 2002 and has served as a member of our Board of Directors since that time. Mr. Thorp has served as Chair of our Board of Directors since November 2014. In 2001, Mr. Thorp co-founded and has since served as general partner of Hatteras Venture Partners. He has served on the board of directors of Clearside Biomedical, Inc. since January 2012. Mr. Thorp received a B.A. in mathematics and art history from the University of North Carolina at Chapel Hill and a Masters of Public Policy from Harvard University. Our Board of Directors believes that Mr. Thorp is qualified to serve as a director based on his institutional knowledge of our company and his experience as an entrepreneur and an investor in life sciences companies.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independence,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable Nasdaq listing standards: Edmund P. Harrigan, Nancy J. Hutson, Peter Justin Klein, Caroline M. Loewy, Alex C. Sapir, Clay B. Thorp and Richard A. van den Broek. In making this determination, the Board concluded that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

BOARD LEADERSHIP STRUCTURE
The Board of Directors of the Company has an independent Chair, Mr. Thorp, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT
One of the Board’s key functions is informed oversight of PhaseBio’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Audit Committee responsibilities also include oversight of information security risk management. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In addition, the entire Board receives reports from time to time regarding various enterprise risks facing the Company, and the applicable Board committees receive related reports with respect to the committee's respective areas of oversight. The Board has delegated to the Board’s Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS
The Board of Directors met six times during the last fiscal year. Each director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership of each Board committee and meeting information for fiscal year 2020 for each of the Board committees.

Name	Audit	Compensation	Nominating and Corporate Governance
Edmund P. Harrigan, M.D.		X
Nancy J. Hutson, Ph.D.		X*	X
Peter Justin Klein, M.D., J.D.		X
Caroline M. Loewy	X*
Jonathan P. Mow
Bibhash Mukhopadhyay, Ph.D.(1)	X(2)		X(3)
Alex C. Sapir	X(2)
Clay B. Thorp		X	X*
Richard A. van den Broek	X		X(3)
Total meetings in fiscal year 2020	4	4	2

________________
*    Committee Chairperson
(1)     Dr. Mukhopadhyay resigned as director on February 12, 2020.
(2)    Following Dr. Mukhopadhyay's resignation, Mr. Sapir replaced Dr. Mukhopadhyay as a member of the Audit Committee.
(3)    Following Dr. Mukhopadhyay's resignation, Mr. van den Broek replaced Dr. Mukhopadhyay as a member of the Nominating and Corporate Governance Committee.
Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The principal duties and responsibilities of our Audit Committee include, among other things:

•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing our policies on risk assessment and risk management;
•reviewing related party transactions;
•obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes its internal quality-control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
The Audit Committee is currently composed of three directors: Caroline M. Loewy, Alex C. Sapir and Richard A. van den Broek. The Audit Committee met four times during fiscal year 2020. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.phasebio.com.
The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).
The Board of Directors has also determined that Ms. Loewy qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Loewy’s level of knowledge and experience based on a number of factors, including her formal education and experience as a chief financial officer for public reporting companies.
Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Caroline M. Lowey, Chair
Alex C. Sapir
Richard A. van den Broek
*The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
The Compensation Committee of the Board of Directors acts on behalf of the Board to review, modify and oversee the Company’s compensation strategy, policies, plans and programs, including:
•establishing corporate and individual performance objectives relevant to the compensation of our executive officers, directors and other senior management and evaluating performance in light of these stated objectives;
•reviewing and approving the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers;
•reviewing and recommending to the Board for approval compensation arrangements for our directors; and
•overseeing administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.
The Compensation Committee is currently composed of four directors: Nancy J. Hutson, Edmund P. Harrigan, Peter Justin Klein and Clay B. Thorp. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met four times during fiscal year 2020. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.phasebio.com.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and Radford, the compensation consultant engaged by the Compensation Committee. The Compensation Committee meets regularly in executive session. In addition, various members of management and other employees as well as outside advisors or consultants are frequently invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors prescribed by the SEC and Nasdaq that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq referenced above, the Compensation Committee continued to engage Radford as its compensation consultant. Our Compensation Committee originally identified Radford based on Radford’s general reputation in the industry. The Compensation Committee requested that Radford:

•evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and
•assist the Compensation Committee in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
As part of the engagement, the Compensation Committee directed Radford to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford, the Compensation Committee approved its recommendations.
Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In fiscal year 2020, the Compensation Committee formed a Non-Officer Stock Option Subcommittee, currently composed of Jonathan P. Mow, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to employees who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. During fiscal year 2020, the Subcommittee exercised its authority to grant options to purchase an aggregate of 309,250 shares to non-officer employees.
Historically, the Compensation Committee has determined annual compensation for our executive officers during the first quarter of the year, including any adjustments to annual base salaries and approval of awards of annual performance bonuses and equity awards, as well as approval of new annual performance objectives for the coming year. In addition, at various meetings throughout the year the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires and other strategic compensation issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted by the Chief Executive Officer when determining the compensation of the other executive officers. In the case of the Chief Executive Officer, the Compensation Committee evaluates his performance, which influences any adjustments the Committee approves to his compensation as well as awards to be granted. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials that it deems appropriate, including financial reports and projections, tax and accounting information, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with any criteria provided by the Board), reviewing and evaluating incumbent directors and the performance of the Board generally, making recommendations to the Board regarding the membership of the committees of the Board and developing a set of corporate governance principles for the Company.
The Nominating and Corporate Governance Committee is currently composed of three directors: Clay B. Thorp, Nancy J. Hutson and Richard A. van den Broek. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met two times during fiscal year 2020. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.phasebio.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers other factors when considering potential candidates, including expertise relevant to the Company’s current and planned operations, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having commitment to support the Company’s long-term interests. The Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time as the Company’s needs change and evolve. Board diversity and inclusion is critical to the Company's success. Candidates for director nominees are also reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee may also consider diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company. As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of the Company's business, as well as members who have different skill sets and points of view on substantive matters pertaining to our business. Our nomination process and our Board's approach to assessment and evaluation of our nominees support our commitment to diversity and inclusion.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful changes to the Board’s membership and identifies and considers qualities, skills and other director attributes that might enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that could impair the directors’ independence. The Nominating and Corporate Governance Committee also considers the results of the Board’s self-evaluation, which is conducted annually. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and other factors. The Nominating and Corporate Governance Committee then compiles a list of potential candidates, which has included recommendations from a professional search firm when deemed appropriate. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the needs of the Board. The Nominating and Corporate Governance Committee then meets to discuss and consider the candidates’ qualifications and selects a nominee for recommendation to the Board. For the fiscal year 2020, the Nominating and Corporate Governance Committee engaged and paid a fee to Korn Ferry to assist in the process of identifying and evaluating director candidates. Mr. Sapir, however, was identified and nominated by members of the Board.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates (including the minimum criteria set forth above) based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: PhaseBio Pharmaceuticals, Inc., Attention: Corporate Secretary, 1 Great Valley Parkway, Suite 30, Malvern, Pennsylvania 19355, at least 90 days, but not more than 120 days prior to the anniversary date of the mailing of our proxy statement for the preceding year’s Annual Meeting of Stockholders. Submissions must include the information required by our Bylaws, including the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Historically, the Company has not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been appropriate. In the future, the Nominating and Corporate Governance Committee may determine that it is necessary to adopt a formal process for stockholder communications with the Board.
CODE OF ETHICS
The Company has adopted the PhaseBio Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.phasebio.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.
HEDGING POLICY
Our Insider Trading Policy prohibits our employees, including our executive officers, and the non-employee members of our Board from engaging in short sales, transactions in put or call options, hedging transactions, using margin accounts, pledges, or other inherently speculative transactions involving our equity securities.

PROPOSAL 2
APPROVAL OF 2018 EQUITY INCENTIVE PLAN, AS AMENDED
OVERVIEW
We believe that equity incentives can play an important role in the success of our Company by encouraging and enabling key talent whose judgment, initiative and efforts are critical to our success to acquire a proprietary interest in the Company. The Board believes that providing such individuals with a direct stake in the Company creates a closer alignment of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
As further described below, our Board is requesting stockholder approval of the PhaseBio Pharmaceuticals, Inc. 2018 Equity Incentive Plan (the “2018 Plan”), as proposed to be amended in accordance with this Proposal 2, to increase the automatic increase to the share reserve that occurs on January 1st of each calendar year until (and including) January 1, 2028 from 3% to 4% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year. The 2018 Plan, as proposed to be amended in accordance with this Proposal 2, is attached as Appendix A to this proxy statement and is incorporated herein by reference. For purposes of this Proposal 2, we refer to the 2018 Plan, as proposed to be amended in accordance with this Proposal 2, as the “Amended 2018 Plan.”
Before the Board approved the Amended 2018 Plan, we proactively contacted and met with stockholders representing approximately 60% of our outstanding shares to solicit feedback on our equity incentive practices and the ways in which we were considering amending the 2018 Plan. Stockholder feedback received during these meetings was supportive, including about increasing the annual automatic share increase, and communicated to our Compensation Committee and to our Board.
If this Proposal 2 is approved by our stockholders, the Amended 2018 Plan will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 2, the Amended 2018 Plan will not become effective and the 2018 Plan will continue to be effective in accordance with its terms.
WHY WE BELIEVE OUR STOCKHOLDERS SHOULD APPROVE THE AMENDED 2018 PLAN
Equity Awards Are an Important Part of Our Compensation Philosophy
Equity incentives are key to recruiting and retaining key talent to drive our business forward. The Board believes that equity awards are a key element underlying our ability to recruit, retain and motivate key personnel who are critical to our ability to identify, develop and commercialize novel therapies for cardiopulmonary diseases. Equity awards align the interests of our key personnel with those of our stockholders and are a substantial contributing factor to our success and the future growth of our business.
The Amended 2018 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees and directors to exert maximum efforts for the success of the Company, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock. The additional shares that will become available to us under the Amended 2018 Plan will help us attract and retain talented employees, directors and consultants. We believe we must continue to offer competitive equity compensation packages in order to recruit the talent necessary for our continued growth and success.

We Manage Our Equity Award Use Carefully
Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees and non-employee directors. However, we also recognize that equity incentive awards dilute existing stockholders, which requires that we responsibly manage the growth of our equity compensation program. We have managed our long-term stockholder dilution to date by limiting the number of equity incentive awards granted. The Board and the Compensation Committee monitor our burn rate and dilution, among other factors, in their efforts to maximize stockholders’ value by granting what, in the Compensation Committee's judgment, are the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, consultants and directors.
Increased Market Volatility Driving Need for More Shares
As we realign the Company with our new strategic priorities, our stock price has been negatively impacted in the short term, and this decline was exacerbated by market-wide impacts due to the COVID-19 pandemic. The decrease in our stock price has resulted in depleting our share reserve more rapidly than expected and we expect the increased automatic annual increase will allow the Company to allow us to continue to use equity compensation to attract and retain employees and align their interests with those of our stockholders.
Information Regarding Overhang and Burn Rate
Overhang

As of April 9, 2021 (Record Date)
Total number of common shares subject to outstanding stock options	4,198,667
Weighted-average exercise price of outstanding stock options	$3.98
Weighted-average remaining term of outstanding stock options	2.6 years
Total number of common shares subject to outstanding full value awards	—
Total number of common shares available for grant under the 2018 Plan(1)	1,185,461
Total number of common shares outstanding	47,952,033
Per-share closing price of common stock as reported on Nasdaq Global Market	$3.31
Issued equity overhang(2)	8.76%
Total equity overhang(3)	11.23%
______________
(1)    As of the record date, there were no shares of common stock available for grant under any of our other equity incentive plans other than under our 2018 Employee Stock Purchase Plan.
(2)    Issued equity overhang is calculated as shares subject to outstanding equity incentive awards/ common shares outstanding as of the record date.
(3)    Total equity overhang is calculated as (shares available for grant + shares subject to outstanding equity incentive awards)/ common shares outstanding as of the record date.

Burn Rate
The following table provides detailed information regarding the activity related to our equity incentive plans for 2020 and 2019.

	2020	2019
Total number of shares of common stock subject to stock options granted	1,227,159	1,260,540
Total number of shares of common stock subject to full value awards granted	—	—
Weighted-average number of shares of common stock outstanding	29,056,304	27,493,558
Burn Rate(1)	4.22%	4.58%
______________
(1)    Burn Rate is calculated as: (shares subject to stock options granted + shares subject to full value awards granted)/weighted-average common shares outstanding.

Important Aspects of the Amended 2018 Plan Designed to Protect Our Stockholders' Interests
The Amended 2018 Plan contains certain provisions, including those set forth below, designed to protect our stockholders’ interests and reflect corporate governance best practices. The descriptions contained in this Proposal 2 of these provisions and of certain other features of the Amended 2018 Plan are intended to be summaries only and are qualified in their entirety by the full text of the Amended 2018 Plan attached hereto as Appendix A.
•No Discounted Options or Stock Appreciation Rights. All options and stock appreciation rights must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.
•No “Single Trigger” Vesting Upon Change in Control. Awards granted under the Amended 2018 Plan will not automatically vest solely as a result of a change in control.
•No liberal change in control definition. The change in control definition in the Amended 2018 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the Amended 2018 Plan to be triggered.
•Limit on Non-Employee Director Compensation. The maximum number of shares subject to stock awards granted during any calendar year to any of our non-employee directors, taken together with any cash fees paid by our Company to such non-employee director during such calendar year, may not exceed $750,000 in total value, or $1,000,000 in total value with respect to the calendar year in which the individual is first appointed or elected to the Board (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes).
•Material amendments require stockholder approval. Consistent with Nasdaq rules, the Amended 2018 Plan requires stockholder approval of any material revisions to the Amended 2018 Plan.
VOTE REQUIRED
The affirmative vote of the holders of a majority of shares present or represented by proxy and entitled to vote on the proposal at the Annual Meeting will be required to approve this Proposal 2. Abstentions will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this Proposal 2 has been approved.
DESCRIPTION OF THE AMENDED 2018 PLAN
The material features of the Amended 2018 Plan are described below. The following description of the Amended 2018 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2018

Plan. Stockholders are urged to read the actual text of the Amended 2018 Plan in its entirety, which is attached to this proxy statement as Appendix A.
Purpose
The Amended 2018 Plan, through the granting of awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of our common stock.
Types of Awards
The Amended 2018 Plan provides for the grant of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other stock awards.
Shares Available for Awards
Subject to adjustment for certain changes in our capitalization, the initial aggregate number of shares of our common stock that could be issued under the 2018 Plan (the “Share Reserve”) was 3,231,626 shares, which was the sum of (i) 1,878,041 shares plus (ii) the number of unallocated shares that were available for grant under the PhaseBio Pharmaceuticals, Inc. Amended and Restated 2002 Stock Plan, as amended (the “2002 Plan”) as of October 17, 2018 plus (iii) the 2002 Plan’s Returning Shares, as such shares become available from time to time.
The “2002 Plan’s Returning Shares” are shares subject to outstanding stock awards granted under the 2002 Plan that, from and after October 17, 2018, (i) expire or terminate for any reason prior to exercise or settlement, (ii) are forfeited, cancelled or otherwise returned to us because of the failure to meet a contingency or condition required for the vesting of such shares, or (iii) are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award or to satisfy the purchase price or exercise price of a stock award.
Additionally, both the 2018 Plan and the proposed Amended 2018 Plan provide for an automatic annual increase in the number of shares authorized for issuance, effective on January 1st of each calendar year. Specifically, the number of shares of our common stock reserved for issuance under our 2018 Plan automatically increases on January 1st of each year, beginning on January 1, 2019 and continuing through and including January 1, 2028, in an amount equal to 3% of the total number of shares of our capital stock outstanding on December 31st of the preceding calendar year, or a lesser number of shares determined by our Board. If the Amended 2018 Plan is approved, the automatic annual increase will be 4%, beginning on January 1, 2022.
If (i) any shares of common stock subject to a stock award granted under the Amended 2018 Plan are not issued because the stock award expires or otherwise terminates without all of the shares covered by the stock award having been issued or is settled in cash, (ii) any shares of common stock issued pursuant to a stock award granted under the Amended 2018 Plan are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, or (iii) any shares of common stock are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation or as consideration for the exercise or purchase price in connection with a stock award granted under the Amended 2018 Plan, then such shares will again become available for issuance under the Amended 2018 Plan.
Limitations
The maximum number of shares of our common stock that may be issued upon the exercise of ISOs under our Amended 2018 Plan is 9,694,878 shares.
The maximum number of shares of common stock subject to stock awards granted under the Amended 2018 Plan or otherwise during a single calendar year to any non-employee director, taken together with any cash fees paid by us to such non-employee director during such calendar year for service on the board of directors, will not exceed $750,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to the Board, $1,000,000.
Eligibility
All of our (including our affiliates’) employees, consultants and non-employee directors are eligible to participate in the Amended 2018 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Amended 2018 Plan only to our (including our affiliates’) employees.
As of the record date, we (including our affiliates) had 48 employees, 5 consultants and 7 non-employee directors.
Administration
Our Board, or a duly authorized committee of our Board, administers our Amended 2018 Plan and is referred to as the “plan administrator” herein. Our Board may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under our Amended 2018 Plan, our Board has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.
Under the Amended 2018 Plan, the Board also generally has the authority to effect, with the consent of any adversely affected participant, (1) the reduction of the exercise, purchase, or strike price of any outstanding award; (2) the cancellation of any outstanding award and the grant in substitution therefore of other awards, cash or other consideration; or (3) any other action that is treated as a repricing under generally accepted accounting principles.
Stock Options
ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the Amended 2018 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the Amended 2018 Plan vest at the rate specified by the plan administrator.
The plan administrator determines the term of stock options granted under the Amended 2018 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order, official marital settlement agreement or other divorce or separation instrument. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.
Limitations on Incentive Stock Options
The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Awards
Restricted stock awards may be granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us or any other form of legal consideration that may be acceptable to our Board and permissible under applicable law. The plan administrator determines the terms and conditions of any restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.
Restricted Stock Unit Awards
Restricted stock unit awards may be granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.
Stock Appreciation Rights
Stock appreciation rights may be granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for any stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the Amended 2018 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.
The plan administrator determines the term of any stock appreciation rights granted under the Amended 2018 Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Performance Awards
The Amended 2018 Plan permits the grant of performance-based stock and cash awards. Our Compensation Committee may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.
The performance goals that may be selected include one or more of the following: (1) sales; (2) revenues; (3) assets; (4) expenses; (5) market penetration or expansion; (6) earnings from operations; (7) earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, incentives, service fees or extraordinary or special items, whether or not on a continuing operations or an aggregate or per share basis; (8) net income or net income per common share (basic or diluted); (9) return on equity, investment, capital or assets; (10) one or more operating ratios; (11) borrowing levels, leverage ratios or credit rating; (12) market share; (13) capital expenditures; (14) cash flow, free cash flow, cash flow return on investment or net cash provided by operations; (15) stock price, dividends or total stockholder return; (16) development of new technologies or products; (17) sales of particular products or services; (18) economic value created or added; (19) operating margin or profit margin; (20) customer acquisition or retention; (21) raising or refinancing of capital; (22) successful hiring of key individuals; (23) resolution of significant litigation; (24) acquisitions and divestitures (in whole or in part); (25) joint ventures and strategic alliances; (26) spin-offs, split-ups and the like; (27) reorganizations; (28) recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; (29) or strategic business criteria, consisting of one or more objectives based on the following goals: achievement of timely development, design management or enrollment, meeting specified market penetration or value added, payor acceptance, patient adherence, peer reviewed publications, issuance of new patents, establishment of or securing of licenses to intellectual property, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings, approvals or milestones, discovery of novel products, maintenance of multiple products in pipeline, product launch or other product development milestones), geographic business expansion, cost targets, cost reductions or savings, customer satisfaction, operating efficiency, acquisition or retention, employee satisfaction, information technology, corporate development (including, without limitation, licenses, innovation, research or establishment of third party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to acquisitions, divestitures or other business combinations (in whole or in part), joint ventures or strategic alliances; and (30) other measures of performance selected by the Board.
The performance goals may be based on Company-wide performance or performance of one or more business units, divisions, affiliates or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Our Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a performance goal for such performance period in order to prevent the dilution or enlargement of the rights of participants: (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting us, or our financial statements in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (3) in view of the Board’s assessment of our business strategy of, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (A) to exclude the dilutive effects of acquisitions or joint ventures; (B) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; and (C) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends. In addition, the Board is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (3) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (4) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (5) to exclude the effects to any statutory adjustments to corporate tax rates; and (6) to make other appropriate adjustments selected by the Board.
Other Stock Awards
The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.
Changes to Capital Structure
In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Amended 2018 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs, and (4) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions
The Amended 2018 Plan provides that in the event of certain specified significant corporate transactions (or a change in control, as defined below), unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:
•arrange for the assumption, continuation or substitution of a stock award by a successor corporation;
•arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;
•accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;
•arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;
•cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for a cash payment, if any; or
•make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise.
Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.
Under the Amended 2018 Plan, a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.
Change in Control
In the event of a change in control, the plan administrator may take any of the above-mentioned actions. Awards granted under the Amended 2018 Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the applicable stock award agreement or in any other written agreement between the Company or any affiliate and the participant, including under the Severance Plan, but in the absence of such provision, no such acceleration will automatically occur. Under the Amended 2018 Plan, a change in control is generally (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock, (2) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction, (3) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction, (4) a complete dissolution or liquidation of the Company or (5) when a majority of our Board becomes comprised of individuals who were not serving on our Board on the date of the underwriting agreement related to this offering, or the incumbent board, or whose nomination, appointment or election was not approved by a majority of the incumbent board still in office.
Amendment and Termination
Our Board has the authority to amend, suspend, or terminate our Amended 2018 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our Board adopted our 2018 Plan. No stock awards may be granted under our Amended 2018 Plan while it is suspended or after it is terminated.
U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2018 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the Amended 2018 Plan. The Amended 2018 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Stock Options
The Amended 2018 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.
If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
Restricted Stock Unit Awards
Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.
Stock Appreciation Rights
Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Section 162(m) Limitations
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the 2018 Plan will be subject to the deduction limit under Section 162(m) and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) pursuant to the transition relief provided by the Tax Cuts and Jobs Act.
NEW PLAN BENEFITS UNDER THE AMENDED 2018 PLAN
The following table sets forth the benefits or amounts that will be received by or allocated to each of the individuals and groups indicated below under the Amended 2018 Plan, if such benefits or amounts are determinable.

Name and Position	Number of Shares
Jonathan P. Mow Chief Executive Officer	(1)
John P. Sharp Chief Financial Officer	(1)
John S. Lee, M.D., Ph.D. Chief Medical Officer	(1)
All current executive officers as a group	(1)
All current directors who are not executive officers as a group	(2)
All employees, including all current officers who are not executive officers, as a group	(1)
(1)Awards granted under the Amended 2018 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2018 Plan. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended 2018 Plan are not determinable.
(2)Awards granted under the Amended 2018 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2018 Plan. However, pursuant to our current compensation policy for non-employee directors, each of our continuing non-employee directors is eligible to receive an annual grant of a stock option to purchase 14,000 shares of our common stock as of the date of each annual meeting. Such options will be granted under the Amended 2018 Plan on the date of our Annual Meeting if this Proposal 2 is approved by our stockholders. For additional information regarding our current compensation policy for non-employee directors, please refer to the section titled “Director Compensation”. The actual value realized upon exercise of an option will depend on the excess, if any, of the stock price over the exercise prices on the date of exercise.

PLAN BENEFITS UNDER THE 2018 PLAN
The following table sets forth, for each of the individuals and the various groups indicated, the total number of shares of our common stock subject to awards that have been granted (even if not currently outstanding) under the 2018 Plan as of the record date.

Name and Position	Number of Shares
Jonathan P. Mow Chief Executive Officer	1,007,000
John P. Sharp Chief Financial Officer	276,500
John S. Lee, M.D., Ph.D. Chief Medical Officer	276,500
All current executive officers as a group	2,136,000
All current directors who are not executive officers as a group	386,175
Each nominee for election as a director
Nancy J. Hutson	35,900
Caroline M. Loewy	34,067
Alex Sapir	36,909
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All current employees, including all current officers who are not executive officers, as a group	692,061

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 2010. Representatives of KPMG LLP are expected to be present online at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG LLP.
Independent Registered Public Accounting Firm Fees and Services
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2020 and December 31, 2019 by KPMG LLP, the Company’s independent registered public accounting firm.

	Year Ended December 31,
	2020	2019
Audit Fees(1)	$444,500	$414,607
Tax Fees(2)	14,400	25,800
Total Fees	$458,900	$440,407

______________
(1)Audit fees consist of fees billed for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with regulatory filings.
(2)Tax fees consist of fees for tax compliance, consultation and related matters.
All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, KPMG LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS
Our executive officers, and their respective ages as of April 1, 2021, are as follows:

Name	Age	Position(s)
Jonathan P. Mow	56	Chief Executive Officer and Director
John P. Sharp	56	Chief Financial Officer
John S. Lee, M.D., Ph.D.	53	Chief Medical Officer
Susan E. Arnold, Ph.D.	46	Vice President of Preclinical and Chemistry, Manufacturing and Controls
Glen G. Burkhardt	62	Vice President of Human Resources
Kristopher L. Hanson	49	Vice President, Head of Legal
Michael B. York	56	Vice President of Corporate Development and Commercial Strategy

The biography of Mr. Mow is set forth in “Proposal 1: Election of Directors” above.
John P. Sharp has served as our Chief Financial Officer since April 2016. Prior to joining our company, Mr. Sharp served as chief financial officer of HUYA Bioscience International, LLC from March 2014 to December 2015. Mr. Sharp received a B.S. in business administration from San Diego State University and is a certified public accountant.
John S. Lee has served as our Chief Medical Officer since April 2016. Prior to joining our company, Dr. Lee served as the vice president and global head of the Cardiovascular Center of Excellence at Quintiles Transnational Corp. from January 2015 to April 2016. Dr. Lee received a B.A. in biological sciences from Harvard University and an M.D. and a Ph.D. in biochemistry from Boston University.
Susan E. Arnold has served as our Vice President of Preclinical and Chemistry, Manufacturing and Controls since October 2010. Dr. Arnold received a B.A. in biology from Holy Family University and an M.S. in cell biology and biotechnology and a Ph.D. in cell and molecular biology from the University of the Sciences in Philadelphia.
Glen G. Burkhardt has served as our Vice President of Human Resources since March 2019. Prior to joining our company, Mr. Burkhardt served as vice president of human resources for Hologic, Inc. from June 2014 to October 2018. He received a B.S. and a B.Arch. from Ball State University and an M.B.A. from the Kelley School of Business at Indiana University.
Kristopher L. Hanson has served as our Vice President, Head of Legal since October 2019. Prior to joining our company, Mr. Hanson was vice president for legal and compliance and head of human resources at Nalpropion Pharmaceuticals from July 2018 to October 2019. He previously served as vice president and assistant general counsel for Orexigen Therapeutics from April 2016 to July 2018 and as vice president for legal affairs at Lytx, Inc. from August 2014 to April 2016. Mr. Hanson received a B.A. from Georgetown University and a J.D. from the UCLA School of Law.
Michael B. York has served as our Vice President of Corporate Development and Commercial Strategy since June 2018. Prior to joining our company, Mr. York served as the vice president of global business development and alliance management of Orexigen Therapeutics, Inc. from August 2015 to June 2018. He previously served as a senior advisor for MKO Global Partners, L.P. from January 2015 to August 2015. Mr. York received a B.A. in public administration and economics from San Diego State University and an M.B.A. from the University of Redlands.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2021 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% or greater stockholders:
Entities Affiliated with New Enterprise Associates(2)	6,643,704	13.9%
Zeneca, Inc.(3)	3,004,554	6.3
Entities Affiliated with Avidity Partners Management LP(4)	4,285,000	8.9
Entities Affiliated with Hatteras Venture Partners(5)	2,477,862	5.2
Entities Affiliated with RA Capital Management, L.P.(6)	2,850,000	5.9
Named executive officers and directors:
Jonathan P. Mow(7)	886,039	1.8
John P. Sharp(8)	250,364	*
John S. Lee, M.D., Ph.D.(9)	255,738	*
Edmund P. Harrigan(10)	66,138	*
Nancy J. Hutson, Ph.D.(11)	48,104	*
Peter Justin Klein, M.D., J.D.(12)	44,303	*
Caroline M. Loewy(13)	42,443	*
Clay B. Thorp(14)	2,477,862	5.2
Alex C. Sapir(15)	13,333	*
Richard A. van den Broek(16)	36,500	*
All executive officers and directors as a group (14 persons)(17)	4,473,974	9.0

______________
*Represents ownership of less than one percent.
(1)This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 47,952,033 shares outstanding on March 31, 2021, adjusted as required by rules promulgated by the SEC.
(2)This information has been obtained from a Schedule 13D filed on October 31, 2018 by entities and individuals associated with New Enterprise Associates 13 L.P., or NEA 13, and the Company’s records. Consists of (a) 6,641,634 shares of common stock held directly by NEA 13 and (b) 2,070 shares of common stock held directly by NEA Ventures 2009, L.P., or Ven 2009. NEA Partners 13, L.P., or NEA Partners 13, is the sole general partner of NEA 13 and NEA 13 GP, LTD, or NEA 13 LTD, is the sole general partner of NEA Partners 13. The shares directly held by Ven 2009 are indirectly held by Karen P. Welsh, the general partner of Ven 2009. The principal business address for all entities and individuals affiliated with NEA 13 and Ven 2009 is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.
(3)This information has been obtained from a Schedule 13D filed on October 29, 2018 by entities and individuals associated with AstraZeneca PLC, or AstraZeneca. Shares beneficially owned consists of 3,004,554 shares directly held by Zeneca Inc., a wholly-owned subsidiary of AstraZeneca, or Zeneca. The principal business address of AstraZeneca is 1 Francis Crick Avenue, Cambridge, CB2 0AA, United Kingdom, and the principal business address of Zeneca is 1800 Concord Pike, Wilmington, Delaware, 19803, United States.

(4)This information has been obtained from a Schedule 13G filed on March 22, 2021 by entities and individuals associated with Avidity Partners Management LP. Avidity Partners Management LP, Avidity Partners Management (GP) LLC, Avidity Capital Partners Fund (GP) LP, Avidity Capital Partners (GP) LLC, David Witzke and Michael Gregory share power to vote, dispose, direct the vote or disposition of 4,285,000 shares of common stock, while Avidity Master Fund LP has the shared power to vote, dispose, direct the vote or disposition of 3,298,167 shares of common stock. David Witzke and Michael Gregory are Managing Members of Avidity Partners Management (GP) LLC, the general partner of Avidity Partners Management LP, and Avidity Capital Partners (GP) LLC, the general partner of Avidity Capital Partners Fund (GP) LP, the general partner of Avidity Master Fund LP. The principal business address for all entities and individuals referenced in this footnote is 2828 N Harwood Street, Suite 1220, Dallas, Texas 75201.
(5)This information has been obtained from a Schedule 13D/A filed on July 1, 2019 by entities and individuals associated with Hatteras Venture Partners and from Form 4s filed by Clay Thorp. Consists of shares held by Hatteras Venture Advisors III, LLC, or HVA III, Hatteras Venture Partners III, LP, or HVP III, Hatteras Venture Affiliates III, LP, or HV Affiliates, Hatteras Venture Advisors V, LLC, or HVA V, Venture Capital Multiplier Fund, LP, or Multiplier Fund, Catalysta Ventures, L.L.C., or Catalysta, John Crumpler, Robert A. Ingram, Kenneth B. Lee, Douglas Reed, Christy Shaffer and Clay B. Thorp, our Chairman. Catalysta is not under common control with HVA III. The individual management members of Catalysta, or the Catalysta Managing Members, are John C. Crumpler and Clay B. Thorp. The Catalysta Managing Members may share voting and dispositive power over the securities directly held by Catalysta. HVA V is the general partner of Multiplier Fund. The securities held by Multiplier Fund are indirectly held by the individual management members of the general partner, HVA V, or the HVA V Managing Members. The HVA V Managing Members are John C. Crumpler, Robert A. Ingram, Douglas Reed, Christy Shaffer and Clay B. Thorp. The HVA V Managing Members may share voting and dispositive power over the securities directly held by Multiplier Fund. Securities beneficially solely owned by Clay B. Thorp include 22,943 shares of common stock and 42,000 shares of common stock issuable upon the exercise of options held directly by Mr. Thorp that are exercisable within 60 days of March 31, 2021. The principal business address for all entities and individuals affiliated with Hatteras Venture Partners is 280 S. Mangum Street, Suite 350 Durham, North Carolina 27701.
(6)This information has been obtained from a Schedule 13G filed on March 24, 2021 by entities and individuals associated with RA Capital Management, L.P (“RA Capital”). Consists of (i) 2,629,476 shares of common stock held directly by RA Capital Healthcare Fund, L.P. (the “Fund”) and (ii) 220,524 shares of common stock held in a separately managed account (the “Account”). RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and the Account and may be deemed a beneficial owner of the securities held by the Fund and the Account. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio. Because the Fund has divested voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of these securities. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners of the securities beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim ownership of the these securities. The principal business address for all entities and individuals referenced in this footnote is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston MA 02116.
(7)Consists of (a) 51,199 shares of common stock held by the Mow Trust dated April 17, 2008, (b) 122,886 shares of common stock held directly by Mr. Mow and (c) 711,954 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2021. Mr. Mow and his wife Diana Mow are joint trustees of the Mow Trust dated April 17, 2008 and share voting and dispositive power for such shares.
(8)Consists of (a) 41,305 shares of common stock and (b) 209,059 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2021.
(9)Consists of 255,738 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2021.
(10)Consists of (a) 6,000 shares of common stock and (b) 60,138 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2021.
(11)Consists of (a) 1,000 shares of common stock held in an individual retirement account for the benefit of Dr. Hutson and (b) 47,104 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2021.
(12)Consists of (a) 2,303 shares of common stock and (b) 42,000 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2020.
(13)Consists of 42,443 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2021.
(14)Consists of (a) 22,943 shares of common stock held by Mr. Thorp and (b) 42,000 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2021. Also consists of (a) 1,818,638 shares of common stock held directly by Hatteras Venture Partners III, LP, or HVP III, (b) 162,890 shares of common stock held directly by Hatteras Venture Affiliates III, LP, or HV Affiliates, (c) 415,959 shares of common stock held directly by Venture Capital Multiplier Fund, or Multiplier Fund and (d) 15,432 shares of common stock held directly by Catalysta Ventures, LLC. Hatteras Venture Advisors III, LLC, or HVA III, is the general partner of HVP III and HV Affiliates. The securities held directly by HVP III and HV Affiliates are indirectly held by HVA III. Mr. Thorp is a manager of HVA III and may be deemed to share voting and dispositive power with regard to the securities directly held by HVP III and HV Affiliates. Mr. Thorp is a manager of Catalysta Ventures, L.L.C., or Catalysta, and may be deemed to share voting and dispositive power with regard to the securities held directly by Catalysta. Hatteras Venture Advisors V, LLC, or HVA V, is the general partner of Multiplier Fund. The securities held directly by Multiplier Fund are indirectly held by HVA V. Mr. Thorp is a manager of HVA V and may be deemed to share voting and dispositive power with regard to the securities held by Multiplier Fund.
(15)Consists of 13,333 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2021.

(16)Consists of 36,500 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2021.
(17)Consists of (a) 2,668,268 shares of common stock and (b) 1,790,274 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2021.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based on a review of the copies of such reports filed on the SEC’s EDGAR system, a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except for the following form, which was inadvertently filed late: a Form 4 for Susan E. Arnold, Ph.D. was filed on October 5, 2020 for a February 27, 2020 transaction.

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by and paid to our named executive officers with respect to the years ended December 31, 2020 and December 31, 2019.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Jonathan P. Mow(3)	2020	529,317	951,200	273,300	9,819	1,763,636
Chief Executive Officer	2019	436,183	524,291	232,500	10,099	1,203,072
John P. Sharp	2020	386,600	328,000	120,000	9,819	844,419
Chief Financial Officer	2019	356,283	199,350	182,325	9,905	747,863
John S. Lee, M.D., Ph.D.	2020	423,067	328,000	150,000	9,159	910,226
Chief Medical Officer	2019	395,500	199,350	176,800	9,205	780,855

____________
(1)This column reflects the aggregate grant date fair value of option awards granted during the year measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718, the basis for computing stock-based compensation in our financial statements. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules. The assumptions we used in valuing options are described in note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(2)See “—Narrative to Summary Compensation Table—Non-Equity Incentive Plan Compensation” below for a description of the material terms of the program pursuant to which this compensation was awarded.
(3)Mr. Mow is also a member of our Board of Directors, but did not receive any additional compensation in his capacity as a director.
Narrative to Summary Compensation Table
The Compensation Committee of our Board of Directors has historically determined our executives’ compensation, including the compensation of our named executive officers. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then approves the compensation of each executive officer without members of management present.
Annual Base Salary
The annual base salaries of our named executive officers are determined, approved and reviewed by our Compensation Committee. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels necessary to attract and retain individuals with superior talent.

The following table sets forth the annual base salaries for each of our named executive officers for 2020, as determined by the Compensation Committee:

Name	2020 Base Salary($)
Jonathan P. Mow	546,600
John P. Sharp	391,600
John S. Lee	427,400
In February 2021, the Compensation Committee approved the following annual base salaries for each of our named executive officers for 2021:

Name	2021 Base Salary($)
Jonathan P. Mow	565,000
John P. Sharp	404,500
John S. Lee	446,000

Non-Equity Incentive Plan Compensation
The Compensation Committee develops a performance-based bonus program annually. For 2020, the Compensation Committee determined that each named executive officer’s performance bonus should be based principally on contribution towards the achievement of corporate goals. Under the 2020 annual performance bonus program, each named executive officer was eligible to be considered for an annual performance bonus based on the percentage attainment, as determined by the Compensation Committee, of the 2020 corporate goals that were previously approved by the Compensation Committee. The Compensation Committee retained the discretion to make adjustments to the calculated bonus amount based on unexpected or unplanned events, the overall financial condition of the Company, extraordinary performance or underperformance or other factors deemed appropriate by the Compensation Committee. Each named executive officer has a target bonus opportunity calculated as a percentage of his annual base salary and may earn more or less than the annual target amount based on the Company’s achievement of the performance goals and the adjustments described above. For 2020, Mr. Mow’s target bonus percentage was 50% and each of Mr. Sharp’s and Dr. Lee’s target bonus percentage was 40%. The Compensation Committee determined that the percentage attainment of the target bonus for 2020 was 100% for Mr. Mow and 80% for Mr. Sharp and Dr. Lee and approved individual performance achievement payouts for each named executive officer in the amounts reflected in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”
Equity-Based Awards
Our equity-based incentive awards granted to our named executive officers are designed to align the interests of our named executive officers with those of our stockholders. Vesting of equity awards is generally tied to each officer’s continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment and thereafter on an annual basis. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.
Prior to our initial public offering, we granted all equity awards pursuant to our Amended and Restated 2002 Stock Plan. Since the closing of our initial public offering, we grant all equity awards pursuant to our 2018 Equity Incentive Plan.

Outstanding Equity Awards as of December 31, 2020
The following table sets forth certain information about outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2020.

	Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date
Jonathan P. Mow	12/18/2012	—	32,553(3)	2.26	12/18/2022
	11/4/2014	148,767	—	1.24	11/4/2024
	5/12/2016	127,424	—	1.68	5/12/2026
	4/21/2017	21,187	1,410(4)	1.43	4/21/2027
	5/3/2018	15,541	7,056(4)	2.26	5/3/2028
	10/17/2018	119,166	100,834(4)	5.00	10/17/2028
	2/27/2019	120,541	142,459(4)	3.15	2/27/2029
	2/12/2020	60,416	229,584(4)	5.19	2/12/2030
John P. Sharp	5/12/2016	105,582	—	1.68	5/12/2026
	4/21/2017	3,473	565(4)	1.43	4/21/2027
	5/3/2018	6,218	2,820(4)	2.26	5/3/2028
	2/27/2019	45,833	54,167(4)	3.15	2/27/2029
	2/12/2020	20,833	79,167(4)	5.19	2/12/2030
John S. Lee	5/12/2016	135,582	—	1.68	5/12/2026
	4/21/2017	12,710	848(4)	1.43	4/21/2027
	5/3/2018	12,437	5,640(4)	2.26	5/3/2028
	2/27/2019	45,833	54,167(4)	3.15	2/27/2029
	2/12/2020	20,833	79,167(4)	5.19	2/12/2030

___________
(1)All of the awards listed in this table were granted under our Amended and Restated 2002 Stock Plan, except for the October 2018 award to Mr. Mow and the February 2019 and 2020 awards to Mr. Mow, Mr. Sharp and Dr. Lee, which were granted under our 2018 Equity Incentive Plan.
(2)All of the option awards listed in the table were granted with a per share exercise price equal to or above the estimated fair value of our common stock on the date of grant, as determined in good faith by our Board of Directors, except for the October 2018 award to Mr. Mow, for which the per share exercise price was equal to the initial public offering price for our common stock of $5.00.
(3)The shares subject to this award vest in full upon a liquidation event with a net present value of at least $200 million, subject to the executive officer’s continued service as of such liquidation event. For this purpose, a liquidation event is defined as any liquidation, dissolution or winding up of us, including by acquisition of us by another entity (unless our stockholders hold at least 50% of the voting power of the surviving or acquiring entity).
(4)The shares subject to this award vest in equal monthly installments over 48 months from the date of grant subject to the named executive officer’s continued service.
Retirement Benefits and Other Compensation
Our named executive officers did not participate in, or otherwise receive any benefits under, any pension, retirement or deferred compensation plan sponsored by us during 2020 other than our 401(k) plan described below. During 2020, our named executive officers were eligible to participate in our employee benefit plans on the same basis offered to our employees generally, including health insurance and group life insurance benefits. We maintain a

401(k) plan that is intended to qualify as a tax-qualified plan under Section 401 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, which our named executive officers are eligible to participate in on the same basis as our other employees. We generally do not provide perquisites or personal benefits except in very limited circumstances, and we did not provide any perquisites or personal benefits to our named executive officers in 2020.
Employment Agreements with our Named Executive Officers
In connection with his commencement of employment with us as our Chief Business Officer, we entered into an offer letter agreement with Mr. Mow in November 2012, which was amended in March 2014. Mr. Mow’s employment under the offer letter is at will and may be terminated at any time by us or by him. The offer letter provides for an initial annual base salary, annual bonus opportunity and equity award grants to Mr. Mow in his previous capacity as Chief Business Officer. Mr. Mow was promoted to Chief Executive Officer in September 2014 and his compensation has been subsequently increased from time to time to the amounts described above.
We also entered into offer letter agreements with each of Mr. Sharp and Dr. Lee in March 2016 in connection with their commencement of employment with us. Each offer letter provides that the executive’s employment is at will and may be terminated at any time by us or the executive officer. Each offer letter provides for an initial annual base salary, annual bonus opportunity and equity award grants. Each of Mr. Sharp’s and Dr. Lee’s compensation has been subsequently increased from time to time to the amounts described above. We do not maintain any other offer letters or employment agreements with our named executive officers
Potential Payments Upon Termination or Change in Control
We maintain a change of control severance benefit plan, or the Severance Plan, and have entered into a severance benefit plan participation agreement under such plan with each of our named executive officers. The Severance Plan provides for severance benefits to the named executive officers upon (i) a “change in control termination” or (ii) a “regular termination” (each as defined below). Upon a change in control termination, each of our named executive officers is entitled to a lump sum payment equal to a portion of his annual base salary (18 months for Mr. Mow and 12 months for each of Mr. Sharp and Dr. Lee), payment of the target amount of his annual bonus, accelerated vesting of all outstanding equity awards, payment of COBRA premiums for a period of time (up to 18 months for Mr. Mow and up to 12 months for each of Mr. Sharp and Dr. Lee) and an extension of the post-termination exercise period applicable to his outstanding equity awards for up to one year following such termination. Upon a regular termination, each of our named executive officers is entitled to a lump sum payment equal to a portion of his annual base salary (12 months for Mr. Mow and 9 months for each of Mr. Sharp and Dr. Lee) and payment of COBRA premiums for a period of time (up to 12 months for Mr. Mow and up to 9 months for each of Mr. Sharp and Dr. Lee). All severance benefits under the Severance Plan are subject to the executive’s execution of an effective release of claims against the company.
For purposes of the Severance Plan, the following definitions apply:
•a “change in control termination” is an “involuntary termination” that occurs one month before or twelve months following a change in control (as defined in the 2018 Equity Incentive Plan);
•a “regular termination” is an “involuntary termination” that does not occur within the one month before or twelve months following a change in control; and
•an “involuntary termination” is (i) a termination by the Company without “cause” (as defined in the 2018 Equity Incentive Plan), or (ii) the employee’s resignation for “good reason” (as defined in the Severance Plan).

DIRECTOR COMPENSATION
Non-Employee Director Compensation
The following table shows for the fiscal year ended December 31, 2020 certain information with respect to the compensation of our non-employee directors:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	Total ($)
Edmund P. Harrigan, M.D.	45,725	46,632	92,357
Nancy J. Hutson, Ph.D.	56,569	46,632	103,201
Peter Justin Klein, M.D., J.D.	45,725	46,632	92,357
Caroline M. Loewy	54,812	46,632	101,444
Bibhash Mukhopadhyay, Ph.D.(4)	6,185	—	6,185
Alex C. Sapir	41,741	117,555	159,296
Clay B. Thorp	85,588	46,632	132,220
Richard A. van den Broek	51,731	46,632	98,363

___________
(1)Jonathan P. Mow did not earn compensation during 2020 for his service on our Board of Directors. Mr. Mow’s compensation is reflected in the Summary Compensation Table above.
(2)The amounts reported do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted to our non-employee directors during the fiscal year ended December 31, 2020, as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in note 10 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee directors who have received options will only realize compensation with regard to these options to the extent the trading price of our common stock is greater than the exercise price of such options.
(3)As of December 31, 2020, Dr. Harrigan, Dr. Hutson, Dr. Klein, Ms. Loewy, Mr. Sapir, Mr. Thorp and Mr. van den Broek held options to purchase the following number of shares of our common stock, respectively: 89,549; 72,054; 63,000; 70,222; 36,909; 63,000; and 63,750. None of our non-employee directors held any stock awards as of December 31, 2020.
(4)Dr. Mukhopadhyay resigned from our Board of Directors on February 12, 2020.
Narrative to Director Compensation Table
Our Board of Directors adopted a non-employee director compensation policy that became effective in October 2018. The Board of Directors most recently amended the compensation policy in February 2021. Pursuant to this compensation policy, each of our directors who is not an employee or consultant of our company is eligible to receive compensation for service on our Board of Directors and committees of our Board of Directors.
Under our compensation policy, each eligible director receives an annual cash retainer in the amount of $40,000 for serving on our Board of Directors. In addition, the Chair of our Board of Directors receives an annual cash retainer in the amount of $30,000 (in addition to the annual cash retainer given to all eligible directors). The chairperson of the Audit Committee of our Board of Directors is entitled to receive an additional annual cash retainer in the amount of $15,000, the chairperson of the Compensation Committee of our Board of Directors is entitled to receive an additional annual cash retainer in the amount of $12,000 and the chairperson of the Nominating and Corporate Governance Committee of our Board of Directors is entitled to receive an additional annual cash retainer in the amount of $10,000. The other members of the Audit Committee are entitled to receive an additional annual cash retainer in the amount of $7,500, the other members of the Compensation Committee are entitled to receive an additional cash retainer in the amount of $6,000 and the other members of the Nominating and Corporate Governance Committee are entitled to receive an additional annual cash retainer in the amount of $5,000.
In addition, each new eligible director who joins our Board of Directors is entitled to receive a non-statutory stock option to purchase 28,000 shares of our common stock under our 2018 Equity Incentive Plan, with the shares vesting in 36 equal monthly installments, subject to continued service as a director through the vesting dates.
On the date of each Annual Meeting of our stockholders, each eligible director who continues to serve as a director of our Company following the meeting is entitled to receive a non-statutory stock option to purchase 14,000 shares of our common stock under our 2018 Equity Incentive Plan (the “Annual Grant”), with the shares vesting on the earlier of the first anniversary of the date of grant or the next annual stockholders meeting, subject to continued service as a director though the applicable vesting dates. If an eligible director joins our Board of Directors upon or after the date of the last preceding annual stockholders meeting, such eligible director’s Annual Grant will be pro-rated based on days served since joining our Board of Directors.
Each option awarded to eligible directors under the non-employee director compensation policy will be subject to accelerated vesting upon a change in control transaction. The exercise price per share of each stock option granted under the non-employee director compensation policy will be equal to the closing price of our common stock on the Nasdaq Global Market on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the eligible director’s continuous service with us (provided that upon a termination of service other than for death, disability or cause, the post-termination exercise period will be 12 months from the date of termination).

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to our equity incentive plans, which were our only equity compensation plans in effect as of December 31, 2020.

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,232,814 (1)	$3.72	1,679,441 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	4,232,814	$3.72	1,679,441

___________
(1)All such shares were granted under our Amended and Restated 2002 Stock Plan, our 2018 Equity Incentive Plan or our 2018 Employee Stock Purchase Plan.
(2)Includes our 2018 Equity Incentive Plan and 2018 Employee Stock Purchase Plan. The number of shares of our common stock reserved for issuance under our 2018 Equity Incentive Plan automatically increases on January 1 of each year, continuing through and including January 1, 2028, by 3% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. Pursuant to this provision, we added 883,257 shares of common stock that are available for issuance under the 2018 Equity Incentive Plan on January 1, 2021, which is not reflected in the table above. The number of shares of our common stock reserved for issuance under our 2018 Employee Stock Purchase Plan automatically increases on January 1 of each year, continuing through and including January 1, 2028, by 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. Pursuant to this provision, we added 294,419 shares of common stock that are available for issuance under the 2018 Equity Incentive Plan on January 1, 2021, which is not reflected in the table above. A total of 62,063 shares have been issued under the 2018 Employee Stock Purchase Plan.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:
•    the risks, costs and benefits to us;
•    the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•    the terms of the transaction;
•    the availability of other sources for comparable services or products; and
•    the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS
The following includes a summary of transactions since January 1, 2019 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.”
Our Relationship with AstraZeneca
In November 2017, we entered into an exclusive license agreement with MedImmune, a wholly owned subsidiary of AstraZeneca and an affiliate of Zeneca, Inc., a beneficial owner of more than 5% of our capital stock, or the MedImmune License. Under the MedImmune License, we paid MedImmune an upfront fee of $100,000 in November 2017. We are also required to pay MedImmune, among other things: quarterly fees relating to technical services provided by MedImmune; up to $18.0 million in clinical and regulatory milestone fees; up to $50.0 million in commercial milestone fees; and mid-single digit to low-teen royalty percentages on net sales of MedImmune licensed products, subject to reduction in specified circumstances. Our payments to MedImmune under the MedImmune License totaled $1.0 million and $2.0 million in the aggregate during the years ended December 31, 2019 and 2020, respectively.

Indemnification
We provide indemnification for our directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under our Bylaws, we are required to indemnify our directors and executive officers to the extent not prohibited under Delaware law. We have also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to PhaseBio Pharmaceuticals, Inc., Attention: Corporate Secretary, 1 Great Valley Parkway, Suite 30, Malvern, Pennsylvania 19355. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Kristopher L. Hanson
Vice President, Head of Legal and Corporate Secretary

Dated: April 28, 2021
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2020 is available without charge upon written request to: PhaseBio Pharmaceuticals, Inc., Attention: Corporate Secretary, PhaseBio Pharmaceuticals, Inc., 1 Great Valley Parkway, Suite 30, Malvern, Pennsylvania 19355.

Appendix A
PhaseBio Pharmaceuticals, Inc.
2018 Equity Incentive Plan
Adopted by the Board of Directors: October 4, 2018
Approved by the Stockholders: October 4, 2018
IPO Date: October 17, 2018
Amended by the Board of Directors: April 22, 2021

1.    General.
(a)    Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the PhaseBio Pharmaceuticals, Inc. Amended and Restated 2002 Stock Plan, as amended (the “Prior Plan”). From and after 12:01 a.m. Eastern Time on the IPO Date, no additional stock awards will be granted under the Prior Plan. All Awards granted on or after 12:01 a.m. Eastern Time on the IPO Date will be granted under this Plan. All stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan.
(i)    Any shares that would otherwise remain available for future grants under the Prior Plan as of 12:01 a.m. Eastern Time on the IPO Date (the “Prior Plan’s Available Reserve”) will cease to be available under the Prior Plan at such time. Instead, that number of shares of Common Stock equal to the Prior Plan’s Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and will be immediately available for grants and issuance pursuant to Stock Awards hereunder, up to the maximum number set forth in Section 3(a) below.
(ii)    In addition, from and after 12:01 a.m. Eastern Time on the IPO Date, any shares subject, at such time, to outstanding stock awards granted under the Prior Plan that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Company; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (such shares the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, up to the maximum number set forth in Section 3(a) below.
(b)    Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.
(c)    Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.
(d)    Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.    Administration.
(a)    Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)    Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.
(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii)    To settle all controversies regarding the Plan and Awards granted under it.
(iv)    To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).
(v)    To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent except as provided in subsection (viii) below.
(vi)    To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.
(vii)    To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.

(viii)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.
(ix)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(x)    To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
(xi)    To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.
(c)    Delegation to Committee.
(i)    General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)    Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.
(d)    Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii) below.
(e)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
3.    Shares Subject to the Plan.
(a)    Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 3,231,626 shares (the “Share Reserve”), which number is the sum of (i) 1,878,041 new shares, plus (ii) the number of shares subject to the Prior Plan’s Available Reserve plus (iii) the number of shares that are Returning Shares, as such shares become available from time to time. In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1st of the year following the year in which the IPO Date occurs and ending on (and including) January 1, 2028, in an amount equal to 4% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.
For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(b)    Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased or reacquired by the Company for any reason, including because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.
(c)    Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 9,694,878 shares of Common Stock.
(d)    Limitation on Grants to Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during a single calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board, will not exceed $750,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, $1,000,000.
(e)    Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
4.    Eligibility.
(a)    Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.
(b)    Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.
5.    Provisions Relating to Options and Stock Appreciation Rights.
Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a)    Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.
(b)    Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a corporate transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c)    Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
(i)    by cash, check, bank draft or money order payable to the Company;
(ii)    pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv)    if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v)    in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
(d)    Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock

Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e)    Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
(i)    Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.
(ii)    Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii)    Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f)    Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g)    Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date that is three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement, which period will not be less than thirty (30) days if necessary to comply with applicable laws unless such termination is for Cause) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.
(h)    Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other written agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
(i)    Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement, which period will not be less than six (6) months if necessary to comply with applicable laws) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j)    Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement, which period will not be less than six (6) months if necessary to comply with applicable laws) and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k)    Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
(l)    Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.
6.    Provisions of Stock Awards Other than Options and SARs.
(a)    Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)    Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past or future services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)    Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii)    Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv)    Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(v)    Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.
(b)    Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
(i)    Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)    Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii)    Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv)    Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v)    Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted

Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.
(vi)    Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c)    Performance Awards.
(i)    Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee may determine that cash may be used in payment of Performance Stock Awards.
(ii)    Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. The Board or Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.
(iii)    Board Discretion. The Board retains the discretion to adjust or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.
(d)    Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.    Covenants of the Company.
(a)    Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.
(b)    Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan, as necessary, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act or other securities or applicable laws, the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
(c)    No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the tax treatment or time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8.    Miscellaneous.
(a)    Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.
(b)    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(c)    Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
(d)    No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is domiciled or incorporated, as the case may be.
(e)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(f)    Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g)    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h)    Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
(i)    Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
(j)    Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(k)    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
(l)    Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
9.    Adjustments upon Changes in Common Stock; Other Corporate Events.
(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iv) the class(es) and maximum number of securities that may be awarded to any Non-Employee Director pursuant to Section 3(d), and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.
(b)    Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.
(c)    Transaction. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:
(i)    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);
(ii)    arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(iii)    accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;
(iv)    arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;
(v)    cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and
(vi)    make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be $0 if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.
The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.
(d)    Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will automatically occur.
10.    Plan Term; Earlier Termination or Suspension of the Plan.
The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
11.    Existence of the Plan; Timing of First Grant or Exercise.
The Plan will come into existence on the Adoption Date; provided, however, that no Stock Award may be granted prior to the IPO Date. In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, or Other Stock Award, no Stock Award will be granted) and no Performance Cash Award will be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.
12.    Choice of Law.
The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.    Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(b)    “Award” means a Stock Award or a Performance Cash Award.
(c)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.
(f)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(g)    “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(h)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the IPO Date, either an executive officer or a Director (either, an “IPO Investor”) and/or any entity in which an IPO Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “IPO Entities”) or on account of the IPO Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the IPO Entities;
(iii)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the IPO Entities;

(iv)    the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation; or
(v)    individuals who, on the IPO Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing definition or any other provision of the Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.
(i)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(j)    “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(k)    “Common Stock” means, as of the IPO Date, the common stock of the Company, having one vote per share.
(l)    “Company” means PhaseBio Pharmaceuticals, Inc., a Delaware corporation.
(m)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(n)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the

Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(o)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)    a sale or other disposition of more than 50% of the outstanding securities of the Company;
(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(p)    “Director” means a member of the Board.
(q)    “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(r)    “Dissolution” means when the Company, after having executed a certificate of dissolution with the State of Delaware (or other applicable state), has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass-through entity) will not be considered a “Dissolution” for purposes of the Plan.
(s)     “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(t)    “Entity” means a corporation, partnership, limited liability company or other entity.
(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(v)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the IPO Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(w)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)    Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii)    In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(x)    “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(y)    “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.
(z)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(aa)    “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.
(bb)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(dd)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ee)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(ff)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(gg)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(hh)    “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(ii)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(jj)    “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
(kk)    “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period.  The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) sales; (ii) revenues; (iii) assets; (iv) expenses; (v) market penetration or expansion; (vi) earnings from operations; (vii) earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, incentives, service fees or extraordinary or special items, whether or not on a continuing operations or an aggregate or per share basis; (viii) net income or net income per common share (basic or diluted); (ix) return on equity, investment, capital or assets; (x) one or more operating ratios; (xi) borrowing levels, leverage ratios or credit rating; (xii) market share; (xiii) capital expenditures; (xiv) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (xv) stock price, dividends or total stockholder return; (xvi) development of new technologies or products; (xvii) sales of particular products or services; (xviii) economic value created or added; (xix) operating margin or profit margin; (xx) customer acquisition or retention; (xxi) raising or refinancing of capital; (xxii) successful hiring of key individuals; (xxiii) resolution of significant litigation; (xxiv) acquisitions and divestitures (in whole or in part); (xxv) joint ventures and strategic alliances; (xxvi) spin-offs, split-ups and the like; (xxvii) reorganizations; (xxviii) recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; (xxix) or strategic business criteria, consisting of one or more objectives based on the following goals: achievement of timely development, design management or enrollment, meeting specified market penetration or value added, payor acceptance, patient adherence, peer reviewed publications, issuance of new patents, establishment of or securing of licenses to intellectual property, product development or introduction

(including, without limitation, discovery of novel products, maintenance of multiple products in pipeline, product launch or other product development milestones), geographic business expansion, cost targets, cost reductions or savings, customer satisfaction, operating efficiency, acquisition or retention, employee satisfaction, information technology, corporate development (including, without limitation, licenses, innovation, research or establishment of third party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to acquisitions, divestitures or other business combinations (in whole or in part), joint ventures or strategic alliances; and (xxx) other measures of performance selected by the Board.
(ll)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria.  Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.  The Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the Board’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends. In addition, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (v) to exclude the effects to any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments selected by the Board.
(mm)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(nn)    “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
(oo)    “Plan” means this PhaseBio Pharmaceuticals, Inc. 2018 Equity Incentive Plan.

(pp)    “Restricted Stock Award” means an award of shares of Common Stock, which is granted pursuant to the terms and conditions of Section 6(a).
(qq)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(rr)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(ss)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(tt)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(uu)    “Securities Act” means the Securities Act of 1933, as amended.
(vv)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(ww)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(xx)    “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.
(yy)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(zz)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(aaa)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
(bbb)    “Transaction” means a Corporate Transaction or a Change in Control.

PhaseBio

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/PHAS** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-866-206-4667** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

PhaseBio Pharmaceuticals, Inc.

Annual Meeting of Stockholders

For Stockholders as of April 09, 2021

TIME: Thursday, June 03, 2021 01:00 PM, Eastern Time

PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/PHAS for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Jonathan P. Mow and John P. Sharp (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of PhaseBio Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees for director, "FOR" Proposal 2 and "FOR" Proposal 3. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

PhaseBio Pharmaceuticals, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒ Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR THE THREE NOMINEES FOR DIRECTOR AND **FOR** PROPOSALS 2 AND 3.

You must register to attend the meeting online and/or participate at www.proxydocs.com/PHAS

Authorized Signatures - Must be completed for your instructions to be executed.

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Signature (and Title if applicable)   Date   Signature (if held jointly)   Date